                                                                    EXHIBIT 10.4

                           CHANGE IN CONTROL AGREEMENT

      THIS AGREEMENT is made and entered into effective as of the 17th day of September, 2003, by and between LESLYE L. GRINDLE (hereinafter "Executive") and SOUTHERN COMMUNITY BANK, (the "Bank"), a subsidiary of Southern Community Bancshares, Inc. ("SCBI"), a Georgia bank holding company.

                              W I T N E S S E T H:

      WHEREAS, Executive is employed on an at-will basis as the Chief Financial Officer of the Bank and SCBI;

      WHEREAS, the parties hereto desire to enter into an agreement setting forth severance benefits payable to Executive under certain conditions following a change in control of SCBI;

      NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

      1. CHANGE IN CONTROL. In the event of a "Change in Control", as defined herein, during Executive's employment and if as a result of any such Change in Control Executive either (i) is terminated (except "for Cause" as defined below), during the one-year period after the Change in Control becomes effective, from her employment hereunder, or (ii) has a "Change in Duties or Salary" as defined below and resigns, during the one-year period after the Change in Control becomes effective, as a result of such change, then Executive shall be entitled to receive severance compensation in an amount equal to one hundred percent (100%) of her base salary then in effect and any other amounts owing to Executive at the time of such termination date, which shall be paid in a lump sum within 14 days following the date of termination or resignation.

            For purposes of this Section 1, "Change in Control" shall mean:

                  (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons or entities acting in concert, with the exception of SCBI, SCBI's Board of Directors or SCBI's shareholders, of 50% or more of the outstanding shares of common stock of SCBI or the Bank;

                  (ii) the sale of all or substantially all of the assets of the Bank; or

                  (iii) the liquidation of the Bank.

            For purposes of this Agreement, "Change in Duties or Salary" of Executive shall mean any of: (i) a change in duties and responsibilities of Executive from those duties and responsibilities of Executive for the Bank in effect at the time a Change in Control occurs, which change results in the assignment of duties and responsibilities inferior to those duties and responsibilities of Bank at the time such Change in Control occurs; (ii) a reduction in rate of annual salary from such rate in effect at the time of Change in Control; or (iii) a change in the place of assignment of Bank from Fayetteville, Georgia, to any other city or geographical location that is located further than 30 miles from the principal office of the Bank in Fayetteville, Georgia.

            For purposes of this Agreement, "for Cause" shall mean for any of the following reasons:

                  (a) failure of Executive to follow reasonable written instructions or policies of the Board of Directors of the Bank;

                  (b) gross negligence or willful misconduct of Executive materially damaging to the business of the Bank;

                  (c) conviction of Executive of a crime involving breach of trust, moral turpitude, theft or fraud;

                  (d) the failure by the Executive to perform substantially her duties other than any failure resulting from incapacity due to physical or mental illness;

                  (e) willful commission of (i) acts involving dishonesty or fraud or (ii) acts causing harm to the Bank;

                  (f) a willful misrepresentation by the Executive to the stockholders or the Board of Directors of the Bank which causes substantial injury to the Bank; or

                  (g) a request by any state or federal authority regulating the Bank that the Executive be removed from her office as Chief Financial Officer of the Bank.

            For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in the best interest of the Bank and the stockholders of the Bank. The Bank shall notify the Executive in writing of the specific reasons for the termination for "Cause" and the Executive will be allowed thirty (30) days to reply in writing to the accusation before any termination for "Cause". If Executive is terminated for "Cause," she shall receive only her salary and any other amounts due to her from the Bank (whether pursuant to benefit plans or otherwise) through the date of termination.

      2. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto regarding its subject matter, and supersedes and replaces any prior agreement between the parties.

      3. NO EMPLOYMENT RIGHTS. No provision or condition contained in this Agreement shall be construed as creating specific employment rights of Executive (it being understood that Executive's employment is on an at-will basis) or, except for the payments contemplated herein, as limiting the right of the Bank to discharge Executive with or without cause.

      4. ASSIGNMENT. Neither of the parties hereto may assign this Agreement without the prior written consent of the other party hereto.

      5. SEVERABILITY. Each section and subsection of this Agreement constitutes a separate and distinct understanding, covenant and provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

      6. GOVERNING LAW. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of Georgia.

      7. RIGHTS OF THIRD PARTIES. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

      8. AMENDMENT. This Agreement may not be amended orally but only by an instrument in writing duly executed by the parties hereto.

      9. NOTICES. Any notice or other document or communication permitted or required to be given to Executive pursuant to the terms hereof shall be deemed given if personally delivered to Executive or sent to her postage prepaid, by registered or certified mail, at ___________________________________, or at any such other address as Executive shall have notified the Bank in writing. Any notice or other document or other communication permitted or required to be given to the Bank pursuant to the terms hereof shall be deemed given if personally delivered or sent to the Bank, postage prepaid, by registered or certified mail, at 525 North Jeff Davis Drive, Fayetteville, Georgia 30214, or at such other address as the Bank shall have notified Executive in writing.

      10. WAIVER. The waiver by either party hereto of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision of this Agreement by the breaching party.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                             SOUTHERN COMMUNITY BANK

[BANK SEAL]

                                             By: _______________________________
                                                        Gary D. McGaha
                                                       President and CEO

Attest:

_____________________________
Pam Davis, Secretary

                                             EXECUTIVE

                                             By: _______________________________
                                                       Leslye L. Grindle